As filed with the Securities and Exchange Commission on June 20, 2018

Registration No. 333-223300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spotify Technology S.A.

(Exact name of Registrant as specified in its charter)

Grand Duchy of Luxembourg	7370	98-1097620
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

42-44, avenue de la Gare

L-1610 Luxembourg

Grand Duchy of Luxembourg

(Address, including zip code, of registrant’s principal executive offices)

Horacio Gutierrez

General Counsel

45 West 18th Street, 7th Floor

New York, New York 10011

(Name and address, including zip code, of agent for service)

Copies to:

Marc D. Jaffe

Gregory P. Rodgers

Benjamin J. Cohen

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On February 28, 2018, Spotify Technology S.A. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (File No. 333-223300), which was originally declared effective by the SEC on March 23, 2018 (the “Registration Statement”). The Registration Statement registered the resale of 55,731,480 ordinary shares of the Company by the registered shareholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company intended to maintain the effectiveness of the Registration Statement for 90 days. Such 90 day period has lapsed, during which the Company has been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934. Accordingly, the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended, have been satisfied as of the date hereof and, subject to compliance with the other provisions of Rule 144, the registered shareholders may be able to sell their ordinary shares pursuant to Rule 144.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 20, 2018.

Spotify Technology S.A.

By:	/s/ Horacio Gutierrez
Name:	Horacio Gutierrez
Title:	General Counsel

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